                                                                    EXHIBIT 4.2




                     FORM OF REGISTRATION RIGHTS AGREEMENT



         REGISTRATION RIGHTS AGREEMENT dated as of April __, 2004 (this "Agreement"), between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and the parties named on Exhibit A hereto (each a "Holder," collectively the "Holders").

                                  WITNESSETH:

         WHEREAS the Holders own an aggregate of ______________________________ shares of common stock, par value $.01 per share, of the Company owned by the record holders and in the amounts set forth on Exhibit A hereto (the "Registrable Shares") [NUMBER SHOULD BE NET OF SHARES SOLD IN OFFERING]; and

         WHEREAS the Company deems it to be in its best interest to provide an orderly conduit for the sale of its shares and therefore grants the Holders certain rights relating to the registration of the Registrable Shares.

         NOW, THEREFORE, in consideration of the agreements, covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Demand Registrations.

             (a) The Holders may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of Registrable Shares for sale in an underwritten public offering of no fewer than 2,500,000 Registrable Shares; provided, however, that the Company shall not be obligated to register Registrable Shares pursuant to this Section 1 on more than one occasion. The registration requested pursuant to this Section 1 shall be referred to herein as the "Demand Registration".

             (b) A registration will not count as the Demand Registration for purposes of the proviso to Section 1 unless it has become effective (but if a registration statement is filed and the Holders thereafter request for any reason that the Company not cause the registration statement to become effective, that registration shall nevertheless count as the Demand Registration).

             (c) The Holders may request their Demand Registration at any time after 270 days after the date hereof, except during the pendency of an offering by the Company in which Holders are offered to participate under
Section 2 hereof, then at any time 180 days after the date of the final prospectus for such offering.

             (d) The Holders may designate one joint book-running managing underwriter of nationally recognized standing for such offering, subject to the approval of the Company which shall not be unreasonably withheld or delayed, and the Company may designate one joint book-running managing underwriter.

             (e) If at the time of any request to register Registrable Shares pursuant to this Section 1, the Company is engaged or intends to engage within 90 days of the time of the request in a registered public offering as to which the Holders may include Registrable Shares pursuant to Section 2 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Company may at its sole discretion direct that such request be delayed for a period not in excess of 120 days from the effective date of such offering or the date of such request in the case of any other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any twelve-month period.

             (f) The Company shall not include in any Demand Registration any securities which are not Registrable Shares of the Holders without the prior written consent of the Attorney in Fact.

             (g) The rights of the Holders pursuant to this Section 1 shall expire on the third anniversary of the date hereof. Notwithstanding the foregoing, in the event that the Company exercises any of its rights pursuant to Section 1(e) hereof, the date of such expiration shall be extended for as many days as any Demand Registration is delayed as a result. In the event that the Company exercises its rights pursuant to Section 1(e) more than once, the expiration shall be extended for a number of days equal to the aggregate number of days that the Company delays all Demand Registrations.

         SECTION 2. Piggyback Rights.

             (a) Whenever the Company proposes to offer and sell any Common Stock in an underwritten public offering under the Securities Act (but not in the event of the Demand Registration) the Company will give prompt written notice to the Holders of its intention to make such an offering (which notice shall be given not less than 15 days prior to the date a registration statement or prospectus supplement is to be filed) and, subject to the terms hereof, will include in the registration relating to the offering (a "Piggyback Registration") all Registrable Shares with respect to which the Company has received a written request from the Holders for inclusion therein within five days after the receipt of the Company's notice. After the Company has notified the Holders of an opportunity to include Registrable Shares in two of the foregoing registrations, the Company shall no longer be obligated to provide Piggyback Registration to the Holders.

             (b) If the book-running managing underwriter for such offering advises the Company in writing that in their opinion the number of securities to be registered and sold for the account of the Company, Registrable Shares and other securities requested to be included in such Piggyback Registration exceeds the number of securities to be registered and sold for the account of the Company, Registrable Shares and other securities that can be effectively sold in such offering, then the Company will include in such registration only: (x) first, any securities the Company proposes to sell for its own account or is required to include under any agreement of the Company, and (y) second, Registrable Shares requested to be included in such registration to the extent that, in the opinion of such underwriter, they can be sold, in proportion to the number of shares so requested by each Holder to be included.

             (c) The rights of the Holders pursuant to this Section 2 shall expire on the third anniversary of the date hereof. Notwithstanding the foregoing, in the event that the Company exercises any of its rights pursuant to Section 1(e) hereof, the date of such expiration shall be extended for as many days as any Demand Registration is delayed as a result. In the event that the Company exercises its rights pursuant to Section 1(e) more than once, the expiration shall be extended for a number of days equal to the aggregate number of days that the Company delays all Demand Registrations. Further, the Holders' rights pursuant to this Section 2 shall not expire on the third anniversary of the date hereof in the event that shares intended by the Holders to be registered and sold in Piggyback Registrations during the period prior to such third anniversary are reduced pursuant to Section 2(b) hereof below twenty five percent (25%) of the Registrable Shares proposed to be sold by the Holders pursuant to Piggyback Registration (the "Minimum Piggyback Amount"). In such event, Holders shall retain the right to participate in one Piggyback Registration, if any, prior to the fourth anniversary of the date hereof, at which time all rights under this Section 2 shall expire.

         SECTION 3. Holdback. The Company agrees (and shall sign an agreement to such effect) not to effect any public sale or distribution of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, (other than granting awards under its employee and director stock incentive plans and issuance of shares upon exercise of outstanding awards) during the 15 days prior to and the 90-day period beginning on the date of the final prospectus or prospectus supplement (except as part of such underwritten registration).

         SECTION 4. Registration Procedures.

             (a) Whenever the Holders have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use reasonable efforts promptly to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will use reasonable efforts to:

                        (i) prepare (and afford counsel for the Holders reasonable opportunity to review and comment on) and file with the United States Securities and Exchange Commission (the "Commission") within 30 days (or if the Company shall not then be eligible to use Form S-3, 60 days) of the date of such request a registration statement with respect to such Registrable Shares and cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities as described in such request, but in no event for a period in excess of 120 days;

                        (ii) prepare (and afford counsel for the Holders reasonable opportunity to review and comment on) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders set forth in such registration statement;

                        (iii) furnish to Holders and the underwriters of the Registrable Shares being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holders or such underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares being registered or the sale of such securities by such underwriters;

                        (iv) use all reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions within the United States as the Holders or, in the case of an underwritten public offering, the managing underwriter, reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Holders; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (B) consent to general service of process in any such jurisdiction;

                        (v) cause, as may be required, all such Registrable Shares to be listed or authorized for quotation on each securities exchange or automated quotation system on which the Common Stock is then listed or quoted;

                        (vi) provide, as may be required, a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

                        (vii) enter into such customary agreements (including an underwriting agreement in customary form and in form and substance similar to the underwriting agreement entered into by the Company of even date herewith) and take all such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                        (viii) make available for inspection at a reasonable time by the Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent ("Inspectors") in connection with the preparation of such registration statement to enable them to exercise their due diligence responsibility. The Holders agree that Records and other information which the Company determines to be confidential and of which determination the Inspectors are so notified shall not be disclosed by the Inspectors unless (i) the release of such Records is legally required or ordered pursuant to a subpoena, court order or regulatory or agency request or is required pursuant to a deposition in conjunction with the foregoing or (ii) the information in such Records has been generally disseminated to the public. Each Holder agrees that it will, upon learning that disclosure of such Record is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential, but before making any disclosure will notify the Company of a request for Records or disclosure of information and will notify the Company in advance of disclosure if practical;

                        (ix) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                        (x) notify the Holders of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                        (xi) prepare (and afford one counsel for the Holders reasonable opportunity to review and comment on) and file with the Commission, promptly upon the request of the Holders, any amendments or supplements to such registration statement or prospectus that, in the opinion of the Holders' counsel, may be required under the Securities Act in connection with the distribution of Registrable Shares by the Holders;

                        (xii) prepare and promptly file with the Commission and promptly notify the Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (xiii) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all reasonable efforts promptly to prevent the issuance of any stop order or to obtain its withdrawal if such stop order is issued;

                        (xiv) at least 48 hours prior to the filing of any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus furnish a copy thereof to the Holders;

                        (xv) at the request of the Holders furnish on the date or dates provided for in the underwriting agreement, if any, or upon the effective date of the registration statement: (A) an opinion of counsel, addressed to the underwriters, if any, and the Holders, covering such matters as such underwriters, if any, and the Holders may reasonably request and as are customarily covered by the issuer's counsel in an underwritten offering; and
(B) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters, if any, and the Holders covering such matters as such underwriters, if any, and the Holders may reasonably request and as are customarily covered in accountant's letters in connection with an underwritten offering;

                        (xvi) during such time as the Holders may be engaged in a distribution of Registrable Shares, comply with Regulation M promulgated under the Exchange Act (or its successor), to the extent applicable;

                        (xvii) participate, to the extent the Holders may reasonably request (and for such number of days as the underwriters recommend (not to exceed five (5) days for the Demand Registration)), with the Holders in any road show in connection with any underwritten offering; and

                        (xviii) otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method of disposition and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder, which need not be audited.

             (b) Upon requesting registration of Registrable Shares pursuant to a registration under this Agreement, the Holders agree as follows:

                        (i) The Holders shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Holders and its plan of distribution of Registrable Shares as may be necessary or advisable to enable the Company to prepare the registration statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement; and

                        (ii) During such time as the Holders may be engaged in a distribution of the Registrable Shares, the Holders shall (A) comply with Regulation M promulgated under the Exchange Act (or its successor), to the extent applicable, (B) distribute the Registrable Shares under the registration statement solely in the manner described in the registration statement and (C) cease distribution of such Registrable Shares pursuant to such registration statement upon receipt of written notice from the Company that the prospectus covering the Registrable Shares contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the period during which the Company is required to maintain the effectiveness of the Registration Statement shall be extended by one day for each day during which the distribution must be suspended.

                        (iii) Each Holder agrees that if the managing underwriter so requires and if such Holder's Registrable Securities are included in such registration or if such Holder declines to include any Registrable Securities in such registration or in the event of any Company offering of securities convertible into Company common stock, not to effect any sale or distribution, including any sale pursuant to Rule 144 or 145 of the Securities Act, of any securities of the Company which are similar to the securities included in such registration (other than as part of the underwritten offering), without the consent of the managing underwriter(s), for a period of 90 days after the date notice is given pursuant to Section 2 hereof or with respect to an offering of convertible securities, 90 days after the closing date of such offering; provided, however, that if the registration statement filed in connection therewith becomes effective within such 90-day period, such 90-day period shall be extended for such period as may be required pursuant to the terms and conditions of any underwriting agreement entered into in connection with such proposed registration.

                        (iv) The Holders shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into by the Company and any other selling shareholders in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreement and other documents customary in similar offerings.

                        (v) Upon receipt of any written notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Section 1 or 2 hereof, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders shall forthwith discontinue disposition of Shares pursuant to the registration statement covering the same until the Holders' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company all copies other than permanent file copies then in the Holder's possession, of the prospectus covering the Shares that was in effect prior to such amendment or supplement.

             (c) Registrable Shares shall cease to be Registrable Shares when sold or transferred to other than a Holder hereunder (unless by gift, donation or transfer without any consideration), whether or not pursuant to a Registration Statement.

         SECTION 5. Registration Expenses. With respect to Demand Registrations, all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees of transfer agents and registrars, fees and expenses of compliance with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel for the Company, fees and expenses of the Company's independent certified public accountants, underwriting fees, expenses, discounts or commissions attributable to the Registrable Shares included in such registration (but excluding road show expenses, and fees for counsel to the underwriters, which will be paid or borne by the underwriters) (all such expenses being herein called "Registration Expenses"), will be borne by the Holders. With respect to Piggyback Registrations, all Registration Expenses shall be paid or borne by the Company except for underwriting fees, expenses, discounts, or commissions attributable to the Registrable Shares and fees for counsel to the Holders, which shall be paid by the Holders. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange or automated quotation system on which any shares of Common Stock are then listed or quoted.

         SECTION 6. Indemnification. The Company and the Holders agree, in connection with any registration of the Registrable Shares to provide in any underwriting agreement for indemnification of the underwriters by the Company for any claims arising from any untrue statement of a material fact or omission of any material fact in the registration statement necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable for claims arising from any untrue statement of a material fact contained in a registration statement or any omission to state a material fact necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon information relating to any Holder furnished to the Company by or on behalf of any Holder for use in connection with the preparation of the Registration Statement or relating to any underwriter. The Holders shall indemnify such underwriters solely for any misstatement included in the prospectus pursuant to which Registrable Securities are sold, provided that the Holders authorized in writing the inclusion of such misstatement in such prospectus.

         SECTION 7. Compliance with Rule 144. The Company shall use its reasonable efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), (ii) file with the Company in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) at the reasonable request of the Holders, forthwith furnish to the Holders a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to the Holders such information as will enable the Holders to make sales pursuant to Rule 144.

         SECTION 8. Holders' Representative. For the purpose of this Agreement, Christine Gaylord Everest (or her successor or designee, the identity of which the Company shall be notified in the event that they are appointed) shall represent the Holders with respect to all matters related to this Agreement (including but not limited to the decision to undertake a Demand Registration). Each of the Holders hereby appoints her as attorney in fact ("Attorney in Fact") for such Holder for all purposes under this Agreement, including amendments to and waivers hereunder, notice, and the decision to undertake the Demand Registration.

         SECTION 9. Notice. Whenever any notice is required to be given hereunder, such notice shall be deemed given only when such notice is in writing and is delivered by messenger or courier or, if sent by fax, when received. All notices, requests and other communications hereunder shall be delivered by courier, reputable overnight delivery service, or messenger or shall be sent by facsimile to the following addresses:

                (i)   If to the Holders, at the following address:

                      The Oklahoma Publishing Company
                      P.O. Box 25125
                      Oklahoma City, Oklahoma 73125
                      Facsimile:  (405) 475-4153
                      Attention:  Gary C. Pierson, Chief Operating Officer
                                        for Christine Gaylord Everest as
                                        Attorney in Fact
with a copy (which shall not constitute notice) by facsimile or messenger or courier to:

                      Venable LLP
                      575 7th Street N.W.
                      Washington, D.C. 20004
                      Facsimile: (202) 344-8300
                      Attention:  Frederic T. Spindel, Esq.

                (ii)  If to the Company, at the following address:

                      Gaylord Entertainment Company
                      One Gaylord Drive
                      Nashville, Tennessee
                      Facsimile: (615) 316-6544
                      Attention:  Carter R. Todd, Esq.

with a copy (which shall not constitute notice) by facsimile or messenger or courier to:

                      Bass, Berry, & Sims PLC
                      315 Deaderick Street.
                      Suite 2700
                      Nashville, Tennessee  37238
                      Facsimile: (615) 742-2775
                      Attention:  F. Mitchell Walker, Jr., Esq.

or to such other respective addresses as may be designated by notice given in accordance with this Section 9.

         SECTION 10. Complete Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement is not intended to confer upon any Person other than the Company and the Holders any rights or remedies hereunder.

         SECTION 11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE HOLDERS AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS LOCATED THEREIN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO.

         SECTION 12. No Assignment. The rights of any Holder pursuant to this agreement are personal to such Holder and may not be assigned except such rights may be assigned by a Holder only to another Holder listed on Exhibit A hereto to whom Registrable Shares are transferred or in the case of shares donated or transferred without any consideration. This Agreement shall be binding upon any successor to the Company.

         SECTION 13. Headings. The descriptive headings of the sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         SECTION 14. Counterparts. This Agreement may be executed in counterparts and by different parties in separate counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

         SECTION 15. Interpretation. The word "including", when used herein, shall be deemed to mean "including, without limiting the generality of the foregoing". When a reference is made in this Agreement to a Section, such reference shall be to a section of this Agreement, unless otherwise indicated.

         SECTION 16. Remedies; Waiver. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any remedy hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

         SECTION 17. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provisions in any other jurisdiction. The Company and the Holders shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

         SECTION 18. Amendment; Waiver. This Agreement may be amended only by agreement in writing of the Company and the attorney in fact. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

                  IN WITNESS WHEREOF, the Holders and the Company have caused this Agreement to be signed by their respective offers thereunto duly authorized all as of the date first written above.



GAYLORD ENTERTAINMENT                        [HOLDERS]
COMPANY

By:
   -----------------------------------
   Name:
        ------------------------------
   Title:
         -----------------------------

                                   EXHIBIT A




RECORD HOLDER                                        NUMBER OF SHARES                   MANNER HELD
-------------                                        ----------------                   -----------
                                                                                        (cert. no.)

